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                                                          EXHIBIT 15.1


                            ACKNOWLEDGMENT LETTER



To the Stockholders and Board of Directors
Executive Risk Inc.


We are aware of the incorporation by reference in the Registration Statement (Form S-3 No. 333-00000) of Executive Risk Inc. for the registration of $75,000,000 Senior Notes of our reports dated May 2, 1997; August 1, 1997 and November 3, 1997 relating to the unaudited consolidated interim financial statements of Executive Risk Inc. that are included in its Forms 10-Q for the quarters ended March 31, 1997; June 30, 1997 and September 30, 1997.







                                                  ERNST & YOUNG LLP


Stamford, Connecticut
December 3, 1997